VELLMER & CHANG
CHARTERED ACCOUNTANTS
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3776
                                                                    604-678-6883
                                                              Fax:  604-687-3778



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated March 20, 2006, with respect to the balance sheet of Kingston Mines Ltd. as at August 31, 2005 and the related statements of stockholders' deficiency, operations and cash flows for the period from June 16, 2005 (date of inception) to August 31, 2005, included in the filing of the registration Statement (Form SB-2/A), dated August 14, 2006.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.





                                                      "Vellmer  &  Chang"
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
August  14,  2006